                                                                      Exhibit B4

THE SHARES EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SHARES ACQUIRED BY SHAREHOLDERS MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE SHARES ARE SET FORTH IN THIS AGREEMENT AND IN THE ARTICLES OF INCORPORATION, BYLAWS AND SHAREHOLDERS' AGREEMENT OF THE CORPORATION.

                              PURCHASE AGREEMENT
                              ------------------

     PURCHASE AGREEMENT dated October 30, 1998 (this "Agreement") between Norwood Promotional Products, Inc., a Texas corporation (the "Corporation") and Cirrus, LLC, a Connecticut limited liability company (the "Purchaser").

                                  BACKGROUND
                                  ----------

     Purchaser desires to purchase, and the Corporation desires to sell certain shares ("Shares") of common stock, per value $.01 per share ("Common Stock") of the Corporation upon the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.   PURCHASE FOR SHARES
     -------------------

     (a) Purchaser hereby agrees to purchase 162,756 Shares, at a price of $20.70 per Share, for an aggregate purchase price of $3,369,049.20 ("Purchase Price").

     (b) In payment of the Purchase Price, Purchaser delivers herewith to the Corporation, the Purchase Price by certified check or by wire transfer in immediately available funds.

     (c) Consummation of the purchase and sale of the Shares (the "Closing") shall take place simultaneously with the consummation of the Merger (as defined in the Merger Agreement, dated March 15, 1998, as amended, by and between the Corporation and FPK, LLC, a Delaware limited liability company), which consummation shall be a condition precedent to the Closing hereunder.


2.   REPRESENTATIONS AND WARRANTIES AS TO SUITABILITY STANDARDS
     ----------------------------------------------------------

     Purchaser hereby represents and warrants that:

     (a) Purchaser has such knowledge and experience in financial and business matter that Purchaser is capable of evaluating the merits and risk of the prospective investment in the Corporation;

     (b) Purchaser is acquiring the Shares for Purchaser's own account, not on behalf of other persons, and for investment and not with a view to sell or distribute;

     (c) Purchaser can bear the economic risk of losing Purchaser's entire investment;

     (d) Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to Purchaser's net worth, Purchaser's investment in the Shares will not cause such overall commitment to become excessive, and the investment is suitable for Purchaser when viewed in the light of Purchaser's financial situation and needs;

     (e) Purchaser has adequate means of providing for Purchaser's current needs and personal contingencies;

     (f) Purchaser has evaluated all the risks of investment in the Corporation;

     (g)  Purchaser has experience in making investment decisions of this type;

     (h) Purchaser understands the business in which the Corporation is to be engaged;

     (i) Purchaser is a resident or has been organized under the laws of Connecticut;

     (j) Purchaser otherwise meets any special suitability standards applicable to Purchaser's state of residence;

     (k)  Purchaser was not formed for the purpose of making this investment;
          and

     (l) Purchaser is an "accredited investor" as such term is defined under the Securities Act of 1933, by virtue of the fact that it or he is:

     [PLACE A CHECK MARK NEXT TO AND INITIAL THE APPROPRIATE CATEGORY OR CATEGORIES]

_____1.   A director or executive officer of the Corporation;

_____2. A natural person whose net worth (either individually or jointly with spouse) exceeds $1,000,000 at the time of this agreement;

_____3. A natural person who had an annual individual income (not joint with spouse) in excess of $200,000 in each of 1996 and 1997 and reasonably expects that such individual income will exceed $200,000 in 1998;

_____4. A natural person who had an annual joint income with spouse in excess of $300,000 in each of 1996 and 1997 and reasonably expects that such individual income will exceed $300,000 in 1998;

_____5. A trust, with total assets in excess of $5,000,000, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act of 1933, as amended;

_____6. An insurance company as defined in Section 2(13) of the Securities Act of 1933, as amended;

_____7. An entity in which all of the equity owners are accredited investors in one or more of the above categories (If this category is checked, attached a list of all equity owners and indicate which of the above categories each equity owner meets); or

_____8. An employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), a "plan" (within the meaning of Section 4975(e) of the Internal Revenue code of 1986, as amended) or any person whose assets are deemed to be "plan assets" (within the meaning of 29 C.F.R. 1990S) with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.


3.   TRANSFER RESTRICTIONS
     ---------------------

     (a) Purchaser represents that he understands that the sale or transfer of the Shares are severely restricted and that:

          (i) The Shares have not been registered under the Securities Act of 1933, as amended, or the laws of any other jurisdiction. The Shares cannot be sold or transferred by Purchaser unless they are subsequently registered under applicable law or an exemption from registration is available. The Corporation is not required to register the Shares to make any exemption from registration available;

          (ii) The right to sell or transfer any of the Shares will be restricted as set forth in the Corporation's Shareholders' Agreement, which includes restrictions against sale or transfer in violation of such agreement, and other restrictions and requirements; and

          (iii) There will be no public market for the Shares and Purchaser may not be able to sell the Shares. Accordingly, the Purchaser must bear the economic risk of Purchaser's investment for an indefinite period of time.

     (b) Purchaser agrees that he will not sell or offer to sell or transfer the Shares or any part thereof or interest therein without registration under the Securities Act of 1933, as amended, and applicable state securities laws or unless an exemption from such registration is available.


4.   PURCHASER'S REPRESENTATIONS AND WARRANTIES
     ------------------------------------------

     Purchaser represents and warrants that:

     (a) Purchaser has received, has carefully read and understands the Corporation's (i) Proxy Statement dated July 22, 1998 ("Proxy Statement"), (ii) Preliminary Offering Memorandum dated July 30, 1998 (the "Offering Memorandum") and (iii) Notice to Shareholders dated October 20, 1998 (the "Notice");

     (b) Purchaser has been furnished with all additional documents and information that Purchaser has requested;

     (c) Purchaser has had the opportunities to ask questions of and received answers from the Corporation concerning the Corporation and the Shares and to obtain any additional information necessary to verify the accuracy of the information furnished;

     (d) Purchase has relied only on the foregoing information and documents in determining to make this purchase;

     (e) The information in this Agreement (including the information set forth on the signature page hereto) is true, correct and complete at this date;

     (f) The Proxy Statement, Offering Memorandum and Notice and other information furnished by the Corporation do not constitute investment, accounting, legal or tax advice and Purchaser is relying on professional advisers for such advice;

     (g) All documents, records and books pertaining to the Purchaser's investment have been made available for inspection by the Purchaser and by the Purchaser's attorney, and/or Purchaser's accountant, and/or Purchaser's purchaser representative. The books and records of the Corporation will be available upon reasonable notice from Purchaser during reasonable business hours at the Corporation's principal place of business;

     (h) Purchaser recognizes that an investment in the Shares involves substantial risks, including, but not limited to, those set forth under "Risk Factors" in the Offering Memorandum and in Corporation's Annual Report on Form 10-K attached to the Proxy Statement as Appendix F;

     (i) Purchaser understands, acknowledges and agrees that the Corporation is relying upon the representations and warranties made herein in determining to sell Purchaser the Shares; and

     (j) Purchaser is validly organized and existing and in good standing under the laws of its jurisdiction of organization and has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Purchaser has taken all action required by law, its organizational documents or otherwise required to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is enforceable against Purchaser in accordance with its terms.

5.   INDEMNIFICATION AND HOLD HARMLESS
     ---------------------------------

     Purchaser agrees that if he breaches any agreement, representation or warranty he has made in this Agreement, that he will indemnify and hold harmless the Corporation, its officers and directors and each and every other shareholder of the Corporation against any claim, liability, loss, damage or expense (including attorneys' fees and other costs of investigating and litigating claims) caused, directly or indirectly, by his breach.


6.   MISCELLANEOUS
     -------------

     (a) This Agreement and the rights and obligations of the parties hereunder shall be interpreted in accordance with the laws of the State of Texas without reference to its conflict of law rules.

     (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but the several counterparts together shall constitute but one and the same instrument.

     (c) The Purchaser agrees that it shall be bound by all of the terms and provisions of the Corporation's Articles of Incorporation, as amended, Bylaws and Shareholders' Agreement by and among the Corporation and its shareholders and shall have all rights and obligations of a holder of Common Stock thereunder.

     (d) Insofar as possible, each provision of this Agreement shall be interpreted so as to render it valid and enforceable under applicable law and severable from the remainder of this Agreement. A finding that any such provision is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision or the validity or enforceability of such provision under the law of any other jurisdiction.

     (e) Each of the parties agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     (f) For purposes of this Agreement, singular terms include the plural and vice versa and any pronoun of one gender includes the other gender or the neuter.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


Agreed and Accepted:

PURCHASER:                             NORWOOD PROMOTIONAL
                                       PRODUCTS, INC.
CIRRUS, LLC

By:   /s/ Timothy Tully                By:  /s/ Frank Krasovec
     --------------------------            --------------------------
     Name:   Timothy Tully                 Name: Frank Krasovec
     Title:  Managing Member               Title: President



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